SETTLEMENT AND GENERAL RELEASE



     THIS SETTLEMENT AND GENERAL RELEASE (the "Agreement") is made and entered into by and among MICHAEL ROSEN, RACHELLE ROSEN, ELIZABETH PILOSSOPH AND MARTIN PILOSSOPH (hereinafter sometimes collectively called "the Rosen Family") and MIKE'S ORIGINAL, INC. (hereinafter called "Mike's"). The parties acknowledge that the terms and conditions of this Agreement have been voluntarily agreed to and that such terms are final and binding.

     WHEREAS, Michael Rosen has been employed by Mike's as Chairman of the Board and President; and

     WHEREAS, Rachelle Rosen has been employed by Mike's as Secretary and Treasurer; and

     WHEREAS, Mike's is indebted to Michael Rosen and Rachelle Rosen, and Elizabeth Pilossoph in the sums of $281,337 (the "Indebtedness") and $25,000, respectively; and

     WHEREAS, Martin Pilossoph has been a director of Mike's; and

     WHEREAS, the Parties now desire to settle fully and finally all claims the Rosen Family may have against Mike's and that Mike's may have against the Rosen Family, including, but not limited to, any matters arising out of Michael Rosen and Rachelle Rosen's employment with Mike's and their separation therefrom and any outstanding indebtedness to the Rosen Family;

     NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

     1.   Non-Admission of Liability of Wrongdoing

          This Agreement shall not be construed in any manner as an admission by Mike's or the Rosen Family that either has acted wrongfully with respect to each other or any other person or that either has any rights whatsoever against the others.

     2.   Consideration by Mike's

          I. In consideration for this Agreement and General Release, Mike's shall make the following repayments in full discharge of any and all obligations to the Rosen Family which amounts shall be equal to or greater than the percentage being repaid to related parties, as such term is used in Mike's financial statements.

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          (a)  To Michael and Rachelle Rosen:

               (i) $70,336 of the outstanding indebtedness to them is to be repaid without interest at the earlier of (x) December 31, 1998 or (y) upon the closing of a proposed secondary offering by Mike's of not less than $2 million (gross) to occur in 1998 (the "Secondary Offering");

               (ii) $5,000  of the  Indebtedness  is to be paid on the  first of each month commencing May 1, 1998 for twelve consecutive months;

               (iii)$50,000  of the  Indebtedness  is to be  repaid  only in the event Mike's engages in an offering of its securities, subsequent to the Secondary Offering and prior to April 30, 2001, for gross proceeds not less than $2,500,000 (the "Subsequent Offering"); and

               (iv) Michael Rosen will be  reimbursed  $687 per month for twelve months commencing May 1, 1998 for his leased vehicle. Mr. Rosen will maintain his own insurance on the vehicle during such period for which the Company will pay him $125 per month. At the end of such twelve month period, Mr. Rosen may continue to lease the vehicle in which event he shall be solely responsible for all fees and costs directly or indirectly relating thereto, or he can return the vehicle to the Company. In the event the vehicle is returned, Mr. Rosen will not be held responsible for any surrender charges caused by the early termination of the lease on the vehicle or any charges for mileage in excess of 45,000 miles.

          (b)  To Elizabeth Pilossoph:

               (i) $6,250 of the outstanding indebtedness to her is to be repaid without interest at the earlier of (x) December 31, 1998 or (y) upon the closing of the Secondary Offering;

               (ii) $5,000  of the  indebtedness  is to be  repaid  in the event
                    Mike's engages in the Subsequent Offering.

          II. In further consideration for this Agreement and General Release:

          (a) Mike's shall make Cobra payments on behalf of Michael Rosen for the months of May 1, 1998 through April 30, 1999. Mike's shall have no further obligation to make any Cobra payments on behalf of Michael Rosen after the April 30, 1999 payment.

          (b) All outstanding options to Michael Rosen (as described in Exhibit A , copies of which have been delivered to the Rosen Family) shall be deemed vested as of the date hereof and, subject to existing lock-ups, shall be exercisable until their respective expiration dates.

          3.   Consideration by the Rosen Family

          (a) In consideration of the foregoing and as a material inducement to Mike's to enter into this Agreement and subject to clause (b) hereof:

               (i) Michael Rosen, Rachelle Rosen and Martin Pilossoph will voluntarily resign, effective immediately, as officers and directors of Mike's.

               (ii) The Rosen Family  agrees to the complete  releases set forth in paragraph 4 hereof.

          (b) In the event payment is not made pursuant to paragraph 2(a)(i) hereof, the members of the Rosen Family who tendered their resignations as officers of the company under paragraph 3(a)(i) hereof shall be reinstated as such officers immediately and the employment contracts being terminated hereunder shall be reinstated.

     4.   Complete Release

          (a) As a further material inducement to Mike's to enter into this Agreement, the employment agreements with Michael and Rachelle Rosen are hereby terminated and except as set forth in paragraphs 2 and 3(b) hereof, any outstanding indebtedness to Michael Rosen and Rachelle Rosen is hereby discharged and Michael Rosen and Rachelle Rosen each hereby waives, remits, releases and forever discharges Mike's, its Board members, officers, directors, stockholders, employees, agents, attorneys, subsidiaries, servants, successors, insurers, affiliates and their successors and assignees, from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, including, but not limited to, any claim that Michael Rosen and Rachelle Rosen has asserted, now asserts or could have asserted. This includes, but is not limited to, claims for additional compensation or benefits, under employment agreements or otherwise, tortious claims arising out of the employment relationship, claims of an expressed or implied contract of employment, claims under the Family and Medical Leave Act, claims arising under Federal, State or local laws prohibiting employment or other discrimination or claims growing out of any legal restrictions on the Company's rights to terminate its employees, including without limitation any claims arising under Title VII of the United States Code, and the Age Discrimination in Employment Act, but excludes indemnification for acts as officers and directors of the Company to the extent permitted by applicable laws. Included in this General Release are any and all claims for future damages allegedly arising from the alleged continuation of the effect of any past action, omission or event. Michael Rosen and Rachelle Rosen further agree to waive any rights he or she may have to reinstatement or reemployment with Mike's except as set forth in paragraph 3(b).

          (b) As a further material inducement to Mike's to enter into this Agreement, and except as set forth in paragraph 2(b) hereof, any outstanding indebtedness to Elizabeth Pilossoph is hereby discharged and she hereby waives, remits, releases and forever discharges Mike's, its Board members, officers, directors, stockholders, employees, agents, attorneys, subsidiaries, servants, successors, insurers, affiliates and their successors and assignees, from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, including, but not limited to, any claim that Elizabeth Pilossoph has asserted, now asserts or could have asserted. Included in this General Release are any and all claims for future damages allegedly arising from the alleged continuation of the effect of any past action, omission or event.

          (c) As a further material inducement to the Rosen Family to enter into this Agreement, and to the extent permitted under applicable laws for officers and/or directors of public corporations, Mike's hereby waives, remits, releases and forever discharges the Rosen Family, its agents, attorneys, servants, successors, insurers, affiliates and their successors and assignees, from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, including, but not limited to, any claim that the Mike's has asserted, now asserts or could have asserted. Included in this General Release are any and all claims for future damages allegedly arising from the alleged continuation of the effect of any past action, omission or event, except with respect to paragraph 5 hereof.

     5.   Non-Disclosure

          Neither Michael Rosen nor Rachelle Rosen shall disclose or deliver to any other party certain trade secrets or confidential or proprietary information gained through employment with Mike's. This includes, but is not limited to, proprietary technologies, software programs and tools, financial information, business plans, systems files, file structures, customer lists, supplier lists, internal program structures and data developed by Mike's or any subsidiary or division thereof. Michael Rosen and Rachelle Rosen each agree that any breach of this paragraph would cause Mike's substantial and irreparable damages that would not be qualifiable and therefore, in the event of any such breach, in addition to other remedies that may be available, Mike's shall have the right to seek specific performance and other injunctive and equitable relief.

     6.   No Representations

          The parties represent that in signing this Agreement, they do not rely on nor have they relied on any representation or statement not specifically set forth in this Agreement by any of the Releasees or by any of the Releasees' agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

     7.   Severability

          Should any of the provisions of this Agreement be declared or be determined to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not be a part of this Agreement.

     8.   Entire Agreement

          This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. All other contracts, agreements or understandings between the Rosen Family and Mike's are null and void.

     9.   Counterparts

          This Agreement may be executed in counterparts. Each counterpart shall
be  deemed  an  original,   and  when  taken  together  with  the  other  signed
counterpart, shall constitute one fully executed Agreement.

          PLEASE READ CAREFULLY.  THIS SETTLEMENT, AGREEMENT AND
GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN
CLAIMS.

Dated:    May 15th 1998                 Dated:    May 11, 1998

MIKE'S ORIGINAL, INC.

By: /s/ Arthur G. Rosenberg              /s/  Michael Rosen
     Arthur G. Rosenberg                 MICHAEL ROSEN
     Authorized Signatory

Sworn to before me this                 Sworn to before me this
15th day of May, 1998                   11 day of May, 1998
/s/ ________________________________   /s/_______________________________
    Notary Public                         Notary Public

                                   /s/ Rachelle Rosen
                                   RACHELLE ROSEN

                                   Sworn to before me this
                                   14th day of May, 1998

                                   /s/________________________________
                                      Notary Public



                                   /s/ Elizabeth Pilossoph
                                       ELIZABETH PILOSSOPH

                                   Sworn to before me this
                                   14th day of May, 1998

                                   /s/________________________________
                                      Notary Public


                                   /s/ Martin Pilossoph
                                   MARTIN PILOSSOPH

                                   Sworn to before me this
                                   14th day of May, 1998
                                   /s/________________________________
                                      Notary Public

                                    Exhibit A

                              MIKE'S ORIGINAL, INC.


             Schedule of Stock Options Outstanding as of May 8, 1998





Name                Grant Date               Shares          Exercise Price
----                ----------               ------          --------------

Michael Rosen       May 30, 1996             33,333              $3.00
Michael Rosen       September 12, 1996      166,666              $1.50
Michael Rosen       May 1, 1997              50,000              $1.50